EXHIBIT 10.b.(xxxii)
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              ALEXANDER & BALDWIN, INC. DEFERRED COMPENSATION PLAN
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                                AMENDMENT NO. 1
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     The Alexander & Baldwin, Inc. Deferred Compensation Plan, effective
August 25, 1994, is hereby amended, effective July 1, 1997, as follows:

     1. Section IV.1. is hereby amended by deleting the last sentence thereof.

     2. Section V is hereby amended, in the first sentence thereof, by adding the phrase "and pursuant to procedures determined by the Plan Administrator or by the committee or individual(s) to which such authority is delegated," after the phrase "Subject to the provisions stated below".

     3. Section V.1. is hereby amended by deleting the phrase ",provided, however, that Section 16 Insiders must make their Conversion Elections prior to approval of their PIIP awards by the Compensation and Stock Option Committee of the Board."

     4.   Section V.2.(iii) is hereby deleted in its entirety.

     5. Section VI.2.(ii) is hereby amended by deleting the last sentence thereof.

     6. Section VI.2.(iii)(b) is hereby amended by replacing the phrase "an amount based on the Fair Market Value of the Common Stock on the date of such termination or discharge" with the phrase "an amount equal to the Fair Market Value per share of Common Stock on the date of such termination or discharge multiplied by the number of such Common Stock-equivalent units."

     7. Section VI.2.(iv) is hereby amended, in the first sentence thereof, by adding the phrase ", pursuant to procedures determined by the Plan Administrator or by the committee or individual(s) to which such authority is delegated," after the phrase "that participant may elect", and by adding the phrase "all or a portion of" immediately before the phrase "those units."

     8. Section XV is hereby amended by adding the phrase ", to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended (ERISA)," immediately after the phrase "The provisions of the Plan shall."

     9. Except as modified by this Amendment, all terms and provisions of the Alexander & Baldwin, Inc. Deferred Compensation Plan shall continue in full force and effect.



      IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused its authorized officers to affix the corporate name and seal hereto this 26th day of June, 1997.


                              ALEXANDER & BALDWIN, INC.

                              By /s/ Miles B. King
                                 Its Vice President

                              By /s/ Alyson J. Nakamura
                                 Its Assistant Secretary